Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228926

PROSPECTUS SUPPLEMENT
(to the Prospectus dated January 30, 2019)

20,833,334 Common Shares

We are offering 20,833,334 common shares to institutional and accredited investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors. In a concurrent private placement, we are selling to such investors warrants to purchase up to 100% of the number of common shares purchased by such investors in this offering (the “Warrants”). The Warrants and the common shares issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and exemptions from the prospectus requirements under Canadian securities laws.

Our common shares are listed on the NYSE American under the symbol “ZOM.” On February 11, 2020, the last reported sale price of our common shares on the NYSE American was $0.195 per share. There is no established public trading market for the Warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

As of February 12, 2020, the aggregate market value of our outstanding common shares held by non-affiliates was $31.3 million based on 108,038,398 common shares outstanding, of which 93,702,442 shares are held by non-affiliates, and a per share price of $0.334, based on the last reported sale price of our common shares on the NYSE American on December 16, 2019. During the twelve calendar month period ending on and including the date of this prospectus supplement, we sold $3,000,000.04 of our securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9  of this prospectus supplement.

We engaged H.C. Wainwright & Co., LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the common shares in this offering. The placement agent has no obligation to purchase any of the common shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the common shares. We have agreed to pay the placement agent the placement agent fees set forth in the table below and to provide certain other compensation to the placement agent. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary – Implications of Being an Emerging Growth Company” in this prospectus supplement for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$0.12	$2,500,000
Placement agent fees (1)	$0.0087	$181,250
Proceeds to us, before expenses (2)	$0.1113	$2,318,750

_________________

(1)	We have also agreed to issue warrants to purchase common shares to the placement agent as described under “Plan of Distribution” in this prospectus supplement and pay the placement agent certain expenses. For additional information about the compensation paid to the placement agent, see “Plan of Distribution.”
(2)

The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in the concurrent private placement or the warrants to be issued to the placement agent.

We expect that delivery of the shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about February 14, 2020, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 12, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on December 20, 2018 and was declared effective by the SEC on January 30, 2019. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus include all material information relating to this offering. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

S-1

All references in this prospectus supplement to “Zomedica,” the “Company,” “we,” “us,” or “our” mean Zomedica Pharmaceuticals Corp. and its subsidiaries unless we state otherwise, or the context otherwise indicates. Unless otherwise noted herein, all references to “CDN$,” “CAD$,” or “Canadian dollars” are to the currency of Canada and “$,” “dollars,” “US$,” “United States dollars,” or “U.S. dollars” are to the currency of the United States. This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are the property of their respective owners.

S-2

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative or plural of these words and other comparable terminology. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•	the success, cost and timing of our research and development activities, validation studies and pivotal trials, including with respect to our lead product candidates, TRUFORMA™, ZM-017, ZM-022, ZM-020, ZM-007, ZM-012 ZM-006, and ZM-011;

•	our ability to obtain, and the requirements for, regulatory approval from the Food and Drug Administration’s Center for Veterinary Medicine and/or the USDA Center for Veterinary Biologics for our pharmaceutical and diagnostic product candidates, as applicable;

•	our ability to obtain funding for our operations;

•	the ability of our contract research organizations to appropriately conduct our safety studies and certain development activities;

•	the ability of our contract manufacturing organizations to manufacture and supply our product candidates in accordance with current Good Manufacturing Practices and our clinical needs;

•	our plans to develop and commercialize our product candidates;

•	our ability to develop and commercialize product candidates that can compete effectively against the product candidates developed and commercialized by our competitors or the current standards of care (including human generic drugs);

•	the size and growth of the veterinary diagnostics and therapeutics markets;

•	our ability to obtain and maintain intellectual property protection for our current and future product candidates;

•	regulatory developments in the United States;

•	the loss of key scientific or management personnel;

•	our expectations regarding the period during which we will be an “emerging growth company” under the JOBS Act;

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and

•	our status as a “passive foreign investment company” for U.S. federal income tax purposes.

S-3

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended and restated by our Form 10-K/A filed with the SEC on March 14, 2019 and other filings we make with the SEC from time to time.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-6 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

We are a development stage veterinary diagnostic and pharmaceutical company focused on creating point-of-care products for companion animals (canine, feline, and equine) that meet the unmet needs of clinical veterinarians. We believe that we have identified and are developing diagnostics and therapeutics that have the potential to significantly improve the diagnosis and treatment of various diseases affecting companion animals. We believe that there are significant unmet medical needs for pets, and that the pet diagnostic and therapeutic segments of the animal health industry are likely to grow substantially as new diagnostic tools and treatments are identified, developed, and marketed specifically for companion animals.

Together with our strategic partners, we are developing a Bulk Acoustic Wave sensor-based veterinary point-of-care diagnostic platform for diagnosis and treatment management of disorders such as thyroid and adrenal abnormalities, a Raman spectroscopy-based point-of-care diagnostic platform for the detection of pathogens, and liquid biopsy assays for the detection of cancer and related consumables. The regulatory pathway to obtain pre-market regulatory approval of companion animal diagnostics is significantly shorter than for similar diagnostic products intended for human use. In certain cases, pre-market regulatory approval may be unnecessary, depending on the intended use of the diagnostic.

We also have identified a number of drugs that have proven safe and effective in humans that we are developing for use in canines and felines. We believe this development approach enables us to reduce the risks associated with obtaining regulatory approval for unproven product candidates and shortens the development timeline necessary to bring our product candidates to market. We have four drug product candidates in early development.

Corporate Information

Zomedica Pharmaceuticals Corp. (formerly, Wise Oakwood Ventures Inc.) was originally incorporated as Wise Oakwood Ventures Inc. on January 7, 2013 under the Business Corporations Act (Alberta) (“ABCA”). On October 28, 2013, we completed our initial public offering in Canada and became classified as a Capital Pool Company, as defined under the rules of the TSX Venture Exchange (“TSX-V”). On April 21, 2016, we changed our name to Zomedica Pharmaceuticals Corp. and consolidated our common shares on a one-for-two and one-half basis. ZoMedica Pharmaceuticals Inc. (“ZoMedica Inc.”) was incorporated on May 14, 2015 under the ABCA. On April 21, 2016, we completed a qualifying transaction (the “Qualifying Transaction”) under TSX-V Policy 2.4 – Capital Pool Companies, consisting of a three-cornered amalgamation among our Company, ZoMedica Inc. and our wholly-owned subsidiary. Under the Qualifying Transaction, ZoMedica Inc. and our subsidiary were amalgamated to form Zomedica Pharmaceuticals Ltd. (“Zomedica Ltd.”). As consideration for the amalgamation, shareholders of ZoMedica Inc. became the owners of 97.6% (non-diluted) of our common shares, and ZoMedica Ltd. became our wholly-owned subsidiary. Subsequent to the Qualifying Transaction, Zomedica Ltd. was vertically amalgamated into our Company. We have one wholly-owned subsidiary, Zomedica Pharmaceuticals, Inc., a Delaware company. Our principal executive offices are located at 100 Phoenix Drive, Suite 180, Ann Arbor, MI 48108, and our telephone number is (734) 369-2555. Our website address is www.zomedica.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this document.

S-5

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2022. However, if certain events occur prior to December 31, 2022, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before such date.

In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

S-6

The Offering

The following is a brief summary of the terms of this offering. This summary is not complete and is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement and the accompanying prospectus or in the documents incorporated herein and therein by reference. You should carefully read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference, including the risk factors included or incorporated herein by reference, before making a decision to invest in our common shares.

Common shares offered by us	20,833,334 common shares.
Offering price	$0.12 per common share.
Common shares to be outstanding after this offering	128,871,732 shares.
Use of proceeds

We intend to use the net proceeds from this offering for the continued development of our diagnostic platform, including making milestone payments, as they come due, under our existing license and collaboration agreements, and other general corporate and working capital purposes.   See “Use of Proceeds” on page S-11.

Risk factors

Investing in our common shares involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-9 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

NYSE American symbol	“ZOM”

Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of our common shares in this offering warrants to purchase 100% of the number of our common shares purchased by such investors in this offering, or warrants to purchase up to 20,833,334 common shares. We will receive proceeds from the concurrent private placement transaction of warrants to be purchased by any investor in the concurrent private placement of warrants solely to the extent such warrants are exercised for cash. The warrants will be exercisable commencing six months following the date of the issuance at an exercise price of $0.20 per share and will expire on August 14, 2025. The warrants and the common shares issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. There is no established public trading market for the warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited. See “Private Placement of Warrants.”

S-7

The number of common shares expected to be outstanding after this offering is based on 108,038,398 common shares outstanding as of February 12, 2020, and excludes, as of that date, the following:

•	7,040,265 common shares issuable upon the exercise of outstanding options with a weighted average exercise price of $1.29 per share;

•	3,763,574 common shares available for future issuance under our equity incentive plan;

•	20,833,334 common shares issuable upon the exercise of warrants to be issued in the concurrent private placement as described under “Private Placement of Warrants”; and

•	1,041,667 common shares issuable upon the exercise of warrants to be issued to the placement agent as described in “Plan of Distribution.”

S-8

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the section captioned "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended and restated by our Form 10-K/A filed with the SEC on March 14, 2019, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common shares could decline, and you might lose all or part of your investment.

Risks Related to this Offering

You will experience immediate and substantial dilution in the book value per share of the common shares you purchase. Because the offering price per share of the common shares being offered is higher than the book value per common share, you may suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. For a further description of the dilution that investors in this offering will experience, see “Dilution.” Investors in this offering will also be subject to increased dilution upon the exercise of outstanding stock options.

Sales of our common shares by shareholders may have an adverse effect on the then prevailing market price of our common shares. Sales of a substantial number of our common shares in the public market following this offering could cause the market price of our common shares to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or other equity-related securities would have on the market price of our common shares.

Management will have broad discretion as to the use of proceeds from this offering and may not use them effectively. Our management will have broad discretion as to the application of the net proceeds from this offering and our shareholders will not have the opportunity as part of their investment decisions to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, in our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

We have not paid dividends in the past and have no plans to pay dividends in the foreseeable future. We intend to reinvest any future earnings to develop and commercialize our product candidates and to fund our operations. We do not expect to pay cash dividends on our common shares for the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common shares as a dividend. Therefore, you should not expect to receive cash dividends on the common shares we are offering.

Our Series 1 Preferred Shares will be reclassified as a liability on our consolidated balance sheet once we begin to recognize revenues which may cause us to fail to meet the NYSE American’s continued listing requirements.

Because we are obligated to make annual payments to the holders of our Series 1 Preferred Shares in an amount equal to nine percent of the net sales (as defined in the Series 1 Preferred Shares), if any, of our company and our affiliates, once we begin to recognize revenues from our commercial activities, we will be required under United States general accounting principles to reclassify the Series 1 Preferred Shares as a liability on our consolidated balance sheet. The reclassification will significantly increase our total liabilities and significantly reduce our shareholders’ equity. Under the NYSE American’s continued listing requirements, we are required to maintain shareholders’ equity of at least $4.0 million, which will increase to $6.0 million after December 31, 2020. As a result of the reclassification, we may fail to meet this continued listing requirement. If we are unable to satisfy the NYSE American’s continued listing requirements, our common shares could be delisted from the NYSE American which could adversely affect the liquidity and market price of our common shares.

S-9

We are subject to the continued listing requirements of the NYSE American. If we are unable to comply with such requirements, our common shares would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common shares and subject us to additional trading restrictions.

Our common shares are currently listed on the NYSE American. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the NYSE American’s listing requirements; if an issuer’s common stock sells at what the NYSE American considers a “low selling price” (generally trading below $0.20 per share for an extended period of time); or if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable.

If the NYSE American delists our common shares from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our common shares would qualify to be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common shares are a “penny stock” which will require brokers trading in our common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our common shares are listed on the NYSE American, our common shares qualify as covered securities under such statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on the NYSE American, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

S-10

USE OF PROCEEDS

We estimate that the net proceeds from this offering and the concurrent private placement will be approximately $2.3 million, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming the sale of all of the shares offered hereby.

We expect to use the net proceeds from this offering for the continued development of our diagnostic platform, including making milestone payments, as they come due, under our existing license and collaboration agreements, and other general corporate and working capital purposes. We have not determined the amount of net proceeds to be used specifically for any such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds. Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government.

S-11

DILUTION

If you purchase our common shares in this offering, you will experience dilution to the extent of the difference between the offering price per share in this offering and our as adjusted net tangible book value per share immediately after giving effect to this offering.

Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of common shares outstanding. Our net tangible book value as of September 30, 2019 was approximately $4.5 million, or approximately $0.04 per share.

After giving effect to the issuance and sale of 20,833,334 common shares at an offering price of $0.12 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $6.8 million, or approximately $0.05 per common share. This represents an immediate increase in net tangible book value of approximately $0.01 per share to existing shareholders and an immediate dilution of $0.07 per share to new investors purchasing our common shares in this offering. The following table illustrates this per share dilution:

Offering price per share		$0.12
Net tangible book value per share as of September 30, 2019	$0.04
Increase in net tangible book value per share attributable to the offering	$0.01
As adjusted net tangible book value per share after giving effect to this offering		$0.05
Dilution per share to new investors in this offering		$0.07

The above discussion and table are based on 108,038,398 common shares outstanding as of September 30, 2019 and excludes, as of that date, the following:

•	7,400,365 common shares issuable upon the exercise of outstanding options with a weighted average exercise price of $1.28 per share; and

•	3,763,574 common shares available for future issuance under our equity incentive plan.

To the extent that options are exercised, new options are issued under our equity incentive plan, or we issue additional common shares in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-12

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of common shares in this offering, we also expect to issue and sell to the investors warrants to purchase an aggregate of up to 20,833,334 of our common shares at an initial exercise price equal to $0.20 per share (the “Warrants”).

The Warrants and the common shares issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the purchaser may only sell shares common shares issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Warrants are exercisable six months following the date of issuance, and at any time thereafter up to the fifth anniversary of the initial exercise date. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common shares underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Warrants will have an exercise price of $0.20 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the Warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Warrant at its fair value using the Black Scholes option pricing formula; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our common shares in connection with the fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Warrant.

Not for Distribution in Canada. The Warrants are being distributed pursuant to a prospectus exemption under applicable Canadian securities laws on the basis that the Warrants are being distributed outside Canada. Purchasers of the Warrants are required to provide certain representations to the Company in this regard. See “Plan of Distribution”. Common shares issued upon exercise of Warrants will also be distributed pursuant to a prospectus exception under applicable Canadian securities laws. Holders of Warrants are required to represent that such common shares are not being acquired with a view to distribution of them to a resident of Canada or a person in Canada.

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PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated as of February 10, 2020, we have retained H.C. Wainwright & Co., LLC, or Wainwright, to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our common shares offered pursuant to this prospectus supplement.

We will enter into a securities purchase agreement directly with investors in connection with this offering, and we will only sell to investors who have entered into a securities purchase agreement.

We will deliver the common shares being issued to the investors electronically upon receipt of investor funds for the purchase of the common shares offered pursuant to this prospectus supplement and accompanying prospectus. We expect to deliver the common shares to investors or about February 14, 2020, subject to satisfaction of certain conditions.

We have agreed to pay Wainwright a cash fee equal to 7.25% of the gross proceeds received from investors purchasing common shares in the offering. We will also pay Wainwright $75,000 for non-accountable expenses and up to $12,900 for certain clearing services. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $50,000.

In addition, we have agreed to issue to Wainwright, or its designees, warrants to purchase up to 5.0% of the aggregate number of common shares sold in this offering (or up to 1,041,667 common shares). The placement agent warrants will have substantially the same terms as the Warrants being sold concurrently to the investors in this offering, except that the placement agent warrants will have a term of five years from the effective date of the offering and an exercise price equal to $0.15. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any common shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have granted Wainwright an 8-month right of first refusal to act as our exclusive underwriter or placement agent for certain future capital raising transactions undertaken by us, provided that this offering is consummated.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, Wainwright:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The form of securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

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The transfer agent and registrar for our common shares is AST Trust Company (Canada). Our transfer agent’s address is 1 Toronto Street, Suite 1200, Toronto, Ontario M5C 2VC and its telephone number is (416) 682-3844. Our co-transfer agent is American Stock Transfer & Trust Company LLC.

Our common shares are listed on NYSE American under the symbol “ZOM” and are not listed on any other exchange.

The common shares are being distributed pursuant to a prospectus exception under applicable Canadian securities laws on the basis that the common shares are being distributed outside Canada. Under the securities purchase agreement entered into with purchasers, each purchaser of securities provides certain representations with respect to Canadian securities matters, including that the purchaser is not buying the securities with a view distribution of them to a resident of Canada or a person or an entity in Canada.

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LEGAL MATTERS

We are being represented by Lowenstein Sandler LLP, New York, New York. The validity of the securities offered by this prospectus supplement and the accompanying prospectus and legal matters relating to Canadian law will be passed upon for us by Fasken Martineau DuMoulin LLP, Calgary, Alberta.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is http://www.zomedica.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this document.

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC, each of which has Exchange Act File No. 000-38298 unless otherwise noted:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2018, as amended and restated by our Form 10-K/A filed with the SEC on March 14, 2019;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, which were filed with the SEC on May 10, 2019, August 8, 2019 and November 12, 2019, respectively;

•	our definitive Proxy Statement on Schedule 14A filed with the SEC on September 27, 2019;

•	our Current Reports on Form 8-K filed with the SEC on March 27, 2019, May 20, 2019, August 19, 2019, September 17, 2019, December 11, 2019, January 22, 2020 and February 12, 2020; and

•	the description of our common shares as set forth in our Registration Statement on Form 8-A filed with the SEC on November 15, 2017, including any amendments thereto or reports filed for the purposes of updating this description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the common shares hereunder will also be considered to be incorporated by reference into this prospectus supplement from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus supplement. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the registration statement.

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We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus supplement or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Zomedica Pharmaceuticals Corp.

100 Phoenix Drive, Suite 180

Ann Arbor, Michigan 48108

(734) 369-2555

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PROSPECTUS

$300,000,000

Common Shares

Preferred Shares

Warrants

Debt Securities

Subscription Rights

Units

We may offer and sell an indeterminate number of our common shares, preferred shares, warrants, debt securities and subscription rights from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common shares are listed on the NYSE American and the TSX Venture Exchange under the symbol “ZOM.” On December 19, 2018, the last reported closing sale price of our common shares on the NYSE American was $1.18 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act, and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company” in this prospectus for more information.

Investing in our securities involves certain risks. See “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the Securities and Exchange Commission, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2019

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless the context provides otherwise, references herein to “we,” “our,” “us,” “our company” and “Zomedica” refer to Zomedica Pharmaceuticals Corp. together with, where applicable, our consolidated subsidiary, Zomedica Pharmaceuticals Inc., a Delaware corporation.

Unless otherwise noted herein, all references to “CDN$,” “CAD$,” or “Canadian dollars” are to the currency of Canada and “$,” “dollars,” “US$,” “United States dollars,” or “U.S. dollars” are to the currency of the United States.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative or plural of these words and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as modified under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

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PROSPECTUS SUMMARY

Our Company

We are a development stage veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline, and equine) by focusing on the unmet needs of clinical veterinarians. We believe that we have identified and are developing diagnostics and therapeutics that have the potential to significantly improve the diagnosis and treatment of various diseases affecting companion animals. We believe that there are significant unmet medical needs for pets, and that the pet diagnostic and therapeutic segments of the animal health industry are likely to grow substantially as new diagnostic tools and treatments are identified, developed, and marketed specifically for companion animals.

Together with our strategic partners, we are developing a Bulk Acoustic Wave sensor-based veterinary point-of-care diagnostic platform for diagnosis and treatment management of disorders such as thyroid and adrenal abnormalities, a Raman spectroscopy-based point-of-care diagnostic platform for the detection of pathogens, and liquid biopsy assays for the detection of cancer and related consumables. The regulatory pathway to obtain pre-market regulatory approval of companion animal diagnostics is significantly shorter than for similar diagnostic products intended for human use. In certain cases, pre-market regulatory approval may be unnecessary, depending on the intended use of the diagnostic.

We also have identified a number of drugs that have proven safe and effective in humans that we are developing for use in canines and felines. We believe this development approach enables us to reduce the risks associated with obtaining regulatory approval for unproven product candidates and shortens the development timeline necessary to bring our product candidates to market. We have four drug product candidates in early development and have identified several other potential product candidates for further investigation.

In addition, we are investigating the development of alternative drug delivery technologies for our drug product candidates. Many of the human-approved therapeutics used in companion animals are only available in pill or injectable form. However, it can be difficult to give a companion animal an injection or to assure that the animal has swallowed a pill. As a result, we believe that compliance with treatment regimens is a significant problem for veterinarians and pet owners. The challenges associated with medicating pets are unique, and we believe that developing product candidates that can be easily taken by the pet or easily administered by pet owners will help increase compliance.

Corporate Information

Zomedica Pharmaceuticals Corp. (formerly, Wise Oakwood Ventures Inc.) was originally incorporated as Wise Oakwood Ventures Inc. on January 7, 2013 under the Business Corporations Act (Alberta) (“ABCA”). On October 28, 2013, we completed our initial public offering in Canada and became classified as a Capital Pool Company, as defined under the rules of the TSX Venture Exchange, or TSX-V. On April 21, 2016, we changed our name to Zomedica Pharmaceuticals Corp. and consolidated our common shares on a one-for-two and one-half basis. ZoMedica Pharmaceuticals Inc., or ZoMedica Inc., was incorporated on May 14, 2015 under the ABCA. On April 21, 2016, we completed a qualifying transaction, or the Qualifying Transaction, under TSX-V Policy 2.4 – Capital Pool Companies, consisting of a three-cornered amalgamation among our company, ZoMedica Inc. and our wholly-owned subsidiary. Under the Qualifying Transaction, ZoMedica Inc. and our subsidiary were amalgamated to form Zomedica Pharmaceuticals Ltd., or Zomedica Ltd. As consideration for the amalgamation, shareholders of ZoMedica Inc. became the owners of 97.6% (non-diluted) of our common shares, and ZoMedica Ltd. became our wholly-owned subsidiary. Subsequent to the Qualifying Transaction, Zomedica Ltd. was vertically amalgamated into our company. We have one wholly-owned subsidiary, Zomedica Pharmaceuticals, Inc., a Delaware company. Our principal executive offices are located at 100 Phoenix Drive, Suite 190, Ann Arbor, MI 48108, and our telephone number is (734) 369-2555. Our website address is www.zomedica.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

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Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2022. However, if certain events occur prior to December 31, 2022, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before such date.

In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

RISK FACTORS

You should carefully consider all of the information in this prospectus and, in particular, you should evaluate the specific risk factors incorporated by reference herein and included or incorporated by reference in any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for working capital and general corporate purposes. When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF COMMON SHARES

The following is a summary of the rights of our common shares as set forth in our Articles of Incorporation, as amended, and By-laws, which are included as exhibits to the registration statement relating to this offering filed by us with the SEC. This summary does not purport to be complete and is qualified in its entirety by the full text of our aforementioned constating documents and by applicable law.

Our authorized capital consists of an unlimited number of common shares without nominal or par value and an unlimited number of preferred shares without nominal or par value, which are issuable in series.

As of September 30, 2018, 94,596,209 common shares were issued and outstanding as fully paid and non-assessable shares. No preferred shares had been issued as of that date and accordingly, none were issued and outstanding. In addition, as of September 30, 2018, we had outstanding options to purchase an aggregate of 3,687,004 common shares outstanding with a weighted average exercise price of $1.33 per share.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common shares. The ability of our board of directors to issue additional shares could enhance the board’s ability to negotiate on behalf of the shareholders in a take-over situation but could also be used by the board of directors to make a change-in-control more difficult, thereby denying shareholders the potential to sell their shares at a premium and entrenching current management.

Dividend Rights

Subject to any rights, privileges, restrictions and conditions which may apply to any series of preferred shares that are issued, holders of our common shares are entitled to receive dividends, if, as and when declared by the board of directors.

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Voting Rights

The holders of the common shares are entitled to receive notice of and attend any meeting of our shareholders and are entitled to cast one vote for each common share held.

No Preemptive, Conversion or Redemption Rights

Holders of our common shares are not entitled to preemptive rights and our common shares are not subject to conversion or redemption.

Rights upon Liquidation

On the winding-up, liquidation or dissolution of our company or upon the happening of any other event giving rise to a distribution of our assets other than by way of dividend amongst our shareholders for the purposes of winding-up our affairs, subject to any rights, privileges, restrictions and conditions which may have been determined by the directors to attach to any series of preferred shares, the holders of all common shares shall be entitled to participate pari passu.

Action Necessary to Change the Rights of Holders of our Shares

Under the Business Corporations Act (Alberta) (“ABCA”), a company can amend its articles and governing documents via a special resolution of its shareholders. A “special resolution” is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. Items that can be amended via special resolution include (but are not limited to): a change in our name; changing any maximum number of shares that we are authorized to issue; creating new classes of shares; reducing or increasing our stated capital; changing the designation of our shares to add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of our shares, whether issued or unissued; dividing a class of shares, whether issued or unissued, into series and fixing the number of shares in each series and the rights, privileges, restrictions and conditions thereof; authorizing the directors to divide any class of unissued shares into series and to fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof; authorizing the directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series; or adding, changing or removing restrictions on the issue, transfer or ownership of shares.

Shareholder Meetings

Under the ABCA: (1) We must hold an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting; (2) the directors may at any time call a special meeting of shareholders; and (3) the holders of not less than 5% of our issued shares that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. The most recent annual meeting of our shareholders was held on August 15, 2018.

The ABCA requires that notice of the time and place of a meeting of shareholders shall be sent not less than 21 days and not more than 50 days before the meeting: (1) to each shareholder on record that is entitled to vote at the meeting; (2) to each director; and (3) to our auditor.

We also comply with certain continuous disclosure obligations of a reporting issuer in Canada respecting shareholder meetings, in addition to the rules and policies of the TSX-V.

Certain Take-over Bid Requirements

Canadian laws applicable to us provide for early warning disclosure requirements and for take-over bid rules for bids made to security holders in various jurisdictions in Canada, a summary of which is set forth below.

In Canada, securities laws are a matter of provincial/territorial jurisdiction and, as a result, bids are governed by applicable corporate and securities legislation in each province or territory in addition to policy and instruments implemented by Canadian Securities Administrators.

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Under the laws of the Provinces of Alberta and British Columbia, the jurisdictions in Canada in which we are a reporting issuer (as defined under provincial securities law), when any person (an “offeror”) acquires, except pursuant to a formal take-over bid, beneficial ownership of, or the power to exercise control or direction over, or securities convertible into, voting or equity securities of any class of a reporting issuer that, together with such offeror’s securities of that class, would constitute 10% or more of the outstanding securities of that class, the offeror must immediately (i) issue and file a press release announcing the acquisition and (ii) file a report of such acquisition with the applicable securities regulatory authorities within two business days of the acquisition. Once an offeror has filed such report, the offeror is required to issue further press releases and file further reports each time that the offeror, or any person acting jointly or in concert with the offeror, acquires beneficial ownership of, or the power to exercise control or direction over, or securities convertible into, an additional 2% or more of the outstanding securities of the applicable class and upon a change in any other material fact set out in previous reports. Certain institutional investors may elect an alternative monthly reporting system.

In Alberta, British Columbia and other Canadian jurisdictions, a take-over bid is generally defined as an offer to acquire outstanding voting or equity securities of a class made to any holder in the jurisdiction of securities subject to the offer to acquire, if the securities subject to the offer to acquire, together with securities held by the offeror and any person acting jointly or in concert with the offeror, constitute in aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. Subject to limited exemptions, a take-over bid must generally be made to all holders of securities of the class that is subject to the bid who are in the jurisdiction and must allow such security holders 105 days to accept the bid. Unless exemptions are available, the offeror must deliver to the security holders a take-over bid circular which describes the terms of the take-over bid and the directors of the reporting issuer must deliver a directors’ circular not later than 15 days after the date of the bid, either making or declining to make a recommendation to security holders to accept or reject the bid and the reasons for their making or not making a recommendation. Whilst provincial securities laws in Canada only regulate offers to residents of the particular province, the Canadian Securities Administrators have adopted a policy whereby they may issue a cease trade order against a company if a take-over bid is not made to all Canadian security holders. It should be noted that one exemption from the aforementioned provisions is in the case of a “foreign take-over bid”. Such an exemption may be available where (among other criteria): (a) security holders whose last address as shown on the books of the offeree issuer is in Canada hold less than 10% of the outstanding securities of the class subject to the bid at the commencement of the bid; (b) the offeror reasonably believes that security holders in Canada beneficially own less than 10% of the outstanding securities of the class subject to the bid at the commencement of the bid; (c) the published market on which the greatest volume of trading in securities of that class occurred during the 12 months immediately preceding the commencement of the bid was not in Canada; (d) security holders in the local jurisdiction are entitled to participate in the bid on terms at least as favourable as the terms that apply to the general body of security holders of the same class; (e) at the same time as material relating to the bid is sent by or on behalf of the offeror to security holders of the class that is subject to the bid, the material is filed and sent to security holders whose last address as shown on the books of the offeree issuer is in the local jurisdiction. For a complete description of the foreign take-over bid exemption, readers are referenced to Multilateral Instrument 62-104 – Take-over Bids and Issuer Bids, issued by the Canadian Securities Administrators.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is AST Trust Company (Canada). Our transfer agent’s address is 1 Toronto Street, Suite 1200, Toronto, Ontario M5C 2VC and its telephone number is (416) 682-3844.

Our co-transfer agent is American Stock Transfer & Trust Company.

Listing

Our common shares are listed on the NYSE American and the TSX Venture Exchange under the symbol “ZOM.”

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DESCRIPTION OF PREFERRED SHARES

Our board of directors is authorized, subject to limitations imposed by the ABCA and our Articles of Amalgamation, to issue an unlimited number of preferred shares in one or more series, without shareholder approval, unless shareholder approval is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our preferred shares may be listed or quoted. Our board is authorized to establish from time to time the number of shares to be included in each series and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions.

This prospectus describes certain general terms and provisions of our preferred shares. When we offer to sell a particular series of preferred shares, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate which terms and provisions described in this prospectus apply to the particular series of preferred shares. The terms of the preferred shares will be determined by a resolution of the directors, following which we shall file Articles of Amendment with the Corporate Registry of the Province of Alberta. The series of preferred shares will become effective upon the issuance by the foregoing Registry of a Certificate of Amendment. Copies of the Articles and Certificate of Amendment (which will include a complete description of such share capital terms), will be posted under our corporate profile on www.sedar.com.

The prospectus supplement will describe the terms of any preferred shares being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•	any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments;

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

•	whether the preferred shares are convertible or exchangeable and, if so, the securities or rights into which the preferred shares are convertible or exchangeable, and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preferred shares will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All preferred shares offered will be fully paid and non-assessable. Any preferred shares that are issued will have priority over our common shares with respect to dividend or liquidation rights or both.

The transfer agent for each series of preferred shares will be described in the relevant prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank, trust company or other financial institution, as warrant agent, or we may issue warrants directly to investors. A description of the terms and material provisions of any warrants we may issue will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	provision for changes to or adjustments in the exercise price of such warrants, if any;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax or foreign income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

All references in this section, “Description of Debt Securities,” to “Zomedica,” the “Company”, “we”, “us”, “our”, the “registrant” or similar words are solely to Zomedica Pharmaceuticals Corp., and not to its subsidiaries.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

•	the designation, aggregate principal amount, currency or composite currency and denominations;

•	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which principal will be payable;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	the interest rate (which may be fixed or variable), if any;

•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

•	the manner of paying principal and interest;

•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

•	the terms of any conversion or exchange;

•	the terms of any redemption at the option of holders or put by the holders;

•	any tax indemnity provisions;

•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

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•	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

•	whether and upon what terms debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Zomedica Pharmaceuticals Corp. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

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Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

•	the person is organized under the laws of the United States or a jurisdiction within the United States;
•	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;
•	immediately after the transaction no Default (as defined below) exists; and
•	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

	(A)	is for relief against us in an involuntary case,

	(B)	appoints a Custodian (as defined below) for us or for all or substantially all of our property, or

	(C)	orders the liquidation of us, and the order or decree remains unstayed and in effect for 90 days;

(5)	we pursuant to or within the meaning of any Bankruptcy Law:

	(A)	commence a voluntary case,

	(B)	consent to the entry of an order for relief against us in an involuntary case,

	(C)	consent to the appointment of a Custodian for us or for all or substantially all of our property, or

	(D)	make a general assignment for the benefit of our creditors; or

(6)	there occurs any other Event of Default provided for in such series.

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The term “Bankruptcy Law” means the applicable law as prescribed under the governing indenture, being: (i) in the United States, Title 11 of the United States Code or any similar Federal or State law for the relief of debtors; or (ii) in Canada, the Bankruptcy and Insolvency Act (Canada). The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such Securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

•	change the fixed maturity of or the time for payment of interest on any debt security;

•	reduce the principal, premium or interest payable with respect to any debt security;

•	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

•	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	make any change that materially adversely affects the right to convert any debt security;

•	waive any Default in payment of principal of or interest on a debt security; or

•	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

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Without the consent of any securityholder, the indentures or the debt securities may be amended to:

•	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

•	to create a series and establish its terms;

•	to provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

•	to make any change that does not adversely affect the rights of any securityholder;

•	to add to our covenants; or

•	to make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common shares or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of common shares or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

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Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. We may remove the trustee as the trustee under a given indenture with or without cause if we so notify the trustee three months in advance and if no Default occurs during the three-month period. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common shares, preferred shares or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common shares, preferred shares or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of our common shares, preferred shares or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax and/or foreign income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

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FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Zomedica, the trustees, the warrant agents or any other agent of Zomedica, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

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We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of any securities issued hereunder will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

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CERTAIN U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any common shares or preferred shares offered hereby will be passed upon for us by Tingle Merrett LLP, Calgary, Alberta, Canada. Partners and associates of Tingle Merrett LLP own or exert control or direction over an aggregate of 1,300,000 common shares. Unless otherwise indicated in the applicable prospectus supplement, the validity of the other securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Lowenstein Sandler LLP owns 43,613 common shares.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is http://www.zomedica.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC, each of which has Exchange Act File No. 000-38298 unless otherwise noted:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, which were filed with the SEC on May 15, 2018, August 9, 2018 and November 13, 2018, respectively;

•	our definitive Proxy Statement on Schedule 14A filed with the SEC on July 5, 2018;

•	our Current Reports on Form 8-K filed with the SEC on May 10, 2018, May 15, 2018 (excluding materials furnished under Item 2.02 and the related exhibit), June 15, 2018, June 19, 2018, June 29, 2018, August 15, 2018, November 28, 2018, and December 20, 2018; and

•	the description of our common shares as set forth in our Registration Statement on Form 8-A filed with the SEC on November 15, 2017, including any amendments thereto or reports filed for the purposes of updating this description.

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All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Zomedica Pharmaceuticals Corp.

100 Phoenix Drive, Suite 190

Ann Arbor, Michigan 48108

(734) 369-2555

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20,833,334 Common Shares

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PROSPECTUS SUPPLEMENT

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H.C. Wainwright & Co.

February 12, 2020